Exhibit 10.55

ZELTIQ AESTHETICS, INC.
NOTICE OF GRANT OF RESTRICTED STOCK AWARD

ZELTIQ Aesthetics, Inc. (the “Company”) has granted to the Participant an award (the “Award”) of certain shares pursuant to the ZELTIQ Aesthetics, Inc. 2012 Stock Plan (the “Plan”), each of which represents the right to receive on the applicable Settlement Date one (1) share of Stock, as follows:

Participant:	Employee ID:
Date of Grant:
Total Number of Shares:	, subject to adjustment as provided by the Restricted Stock Award Agreement.
Fair Market Value Per Share:
Vesting Commencement Date:
Vested Shares:
Except as provided in the Restricted Stock Award Agreement and provided that the Participant's Service has not terminated prior to the applicable date, the number of Vested Shares (disregarding any resulting fractional shares) as of any date is determined by multiplying the Total Number of Shares by the “Vested Ratio” determined as of such date, as follows:

Vested Ratio
	Prior to first anniversary of Vesting Commencement Date	—
On first anniversary of Vesting Commencement Date (the “Initial Vesting Date”)
Plus
For each additional full year of the Participant's Service from the Initial Vesting Date until the Vested Ratio equals 1/1, an additional
Superseding Agreement:	[None] [Title and Date of Employment Agreement]

The terms and conditions of the Superseding Agreement shall, notwithstanding any provision of the Restricted Stock Award Agreement to the contrary, supersede any inconsistent term or condition set forth in the Restricted Stock Award Agreement to the extent intended by such Superseding Agreement.

By their signatures below or by electronic acceptance or authentication in a form authorized by the Company, the Company and the Participant agree that the Award is governed by this Grant Notice and by the provisions of the Plan and the Restricted Stock Award Agreement, both of which are made a part of this document. The Participant represents that the Participant has read and is familiar with the provisions of the Plan and Restricted Stock Award Agreement, and hereby accepts the Award subject to all of their terms and conditions.

ZELTIQ AESTHETICS, INC.	PARTICIPANT

By:
Mark.J Foley President and Chief Executive Officer	Signature
By:
Sergio Garcia Senior Vice President, General Counsel and Corporate Secretary	Address

Date